EXECUTION VERSION

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

    This Second Amendment to Loan and Security Agreement (this “Amendment”) is dated as of July 30, 2025 and is entered into by and among COMPASS Pathways plc, a public limited company incorporated under the laws of England and Wales (“Company”), COMPASS Pathfinder Holdings Limited, a private limited company incorporated under the laws of England and Wales (“COMPASS Pathfinder Holdings”), COMPASS Pathfinder Limited, a private limited company incorporated and registered in England and Wales (“COMPASS Pathfinder Limited”), COMPASS Pathways, Inc., a Delaware corporation (“COMPASS Pathways”, and together with the Company, COMPASS Pathfinder Holdings, and COMPASS Pathfinder Limited, individually or collectively, as the context may require, the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as “Lender”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lender (in such capacity, “Agent”). Capitalized terms used herein without definition shall have the same meanings assigned to them in the Loan Agreement (as defined below).

Recitals
A.Borrower, Agent and Lender are parties to a Loan and Security Agreement dated as of June 30, 2023, among Borrower, Loan Parties, Agent and Lender (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by that certain First Amendment to Loan and Security Agreement dated October 30, 2024, the “Loan Agreement”), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.
B.In accordance with Section 11.3 of the Loan Agreement, Borrower has requested that Agent and Lender agree to amend certain provisions of the Loan Agreement.
C.Agent and Lender have agreed to so amend the Loan Agreement upon the terms and conditions more fully set forth herein.
Agreement
    NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Amendments.
1.1The Loan Agreement is hereby amended as follows effective as of the Second Amendment Closing Date:
(a)The following defined terms are hereby amended and restated in Section 1.1 (Definitions and Rules of Construction) of the Loan Agreement, as set forth below:
“Term Loan Advance” means each Tranche 1 Advance, Tranche 3 Advance and any other funds advanced under Section 2.2(a).

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche 1 Commitment” or “Tranche 3 Commitment”, as the case may be, opposite such Lender’s name on Schedule 1.1.
“Term Loan Advance” means each Tranche 1 Advance, Tranche 3 Advance and any other funds advanced under Section 2.2(a).
“Tranche” means the Tranche 1 Advance and/or the Tranche 3 Advance, as applicable.
(b)The following defined terms are deleted from Section 1.1 (Definitions and Rules of Construction) of the Loan Agreement:
(i)    “Tranche 2 Commitment”; and
(ii)    “Tranche 2 Facility Charge”.
(c)Section 1.2 is hereby amended and restated in its entirety as follows:

Defined Term	Section
1940 Act	5.6(b)
Affected Lender	Addendum 3
Agent	Preamble
Assignee	11.14
Borrower	Preamble
Claims	11.11(a)
Collateral	3.3
Company	Preamble
Confidential Information	11.13
End of Term Charge	2.6
Event of Default	9
Financial Statements	7.1
Indemnified Person	6.3
Lenders	Preamble
Liabilities	6.3
Loan Party	Preamble
Maximum Rate	2.3
Participant Register	11.8
Payment Date	2.2(e)
Prepayment Charge	2.5
Process Letter	Addendum 4
Publicity Materials	11.19
Register	11.7
Rights to Payment	3.1

Tranche 1 Advance	2.2(a)
Tranche 3 Advance	2.2(a)
Transfer	7.8
UCC Collateral	3.1

(d)Paragraph (ii) of Subsection (a) of Section 2.2 (Term Loan Advances) is hereby amended and restated in its entirety as follows:
(ii)    [Reserved].
(e)Paragraph (iii) of Subsection (a) of Section 2.2 (Term Loan Advances) is hereby amended and restated in its entirety as follows:

(iii)    Tranche 3. Subject to the terms and conditions of this Agreement, Borrower may request, and the Lenders shall severally (and not jointly) make, on or prior to the Amortization Date but only following and conditioned on the approval by the Lenders’ respective investment committees in their sole and unfettered discretion, in each case, no more than two (2) additional Term Loan Advances in minimum increments of Five Million Dollars ($5,000,000) (or if less, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.2(a)(iii)) in an aggregate principal amount up to Twenty Million Dollars ($20,000,000) (such Term Loan Advances, the “Tranche 3 Advances”).
(f)Subsection (d) of Section 4.2 (All Advances) is hereby amended and restated in its entirety as follows:
(d)    [Reserved];
1.2Schedule 1.1 of the Loan Agreement is hereby amended and restated in its entirety in the form set forth in Annex A hereto.
1.3Each reference in the Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan Agreement as amended by this Amendment.
2.Borrower’s Representations And Warranties. Borrower represents and warrants that:
2.1Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true and correct in all material respects except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date and (ii) no default or Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Agent or Lender.
2.2Borrower has the corporate or other applicable company power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.

2.3The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate or other applicable company action on the part of Borrower.
2.4This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.
2.5As of the date hereof, it has no defenses against the obligations to pay any amounts under the Secured Obligations. Borrower acknowledges that each of Agent and Lender has, as of the date hereof, acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.
(a)Borrower understands and acknowledges that each of Agent and Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.
3.Limitation. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent and/or Lender may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.
4.Effectiveness. This Amendment shall become effective as of the date that each of Borrower, Agent and Lender have duly executed and delivered this Amendment to Lender (such date the “Second Amendment Closing Date”).
5.Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby to the extent possible under applicable law fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time prior to the execution of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction existing prior to the execution of this Amendment which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Borrower waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
6.Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment. This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.
7.Incorporation By Reference.  The provisions of Section 11 of the Loan Agreement shall be deemed incorporated herein by reference, mutatis mutandis.
8.Reaffirmation. By executing and delivering a counterpart hereof, (i) Borrower hereby agrees that all Advances incurred by Borrower shall be secured by the Collateral pursuant to the applicable Loan Documents in accordance with the terms and provisions thereof and (ii) Borrower hereby (A) agrees that, notwithstanding the effectiveness of this Amendment, after giving effect to this Amendment, the Loan Documents continue to be in full force and effect, (B) agrees that all of the Liens and security interests created and arising under the Loan Documents remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its obligations, liabilities and indebtedness under the Loan Agreement to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Amendment) and (C) affirms and confirms all of its obligations, liabilities and indebtedness under the Loan Agreement and each other Loan Document, in each case after giving effect to this Amendment, including the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Loan Documents to secure such Secured Obligations, all as provided in the Loan Documents, and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Secured Obligations under the Loan Agreement and the other Loan Documents, in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Amendment).
[Signature Page Follows]

In Witness Whereof, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWERS:
COMPASS PATHWAYS PLC

Signature: /s/ Kabir Nath
Print Name: Kabir Nath
Title:    Chief Executive Officer

COMPASS PATHFINDER HOLDINGS LIMITED

Signature: /s/ Kabir Nath
Print Name: Kabir Nath
Title:    Statutory Director

COMPASS PATHFINDER LIMITED

Signature: /s/ Kabir Nath
Print Name: Kabir Nath
Title:    Statutory Director

COMPASS PATHWAYS, INC.

Signature: /s/ Kabir Nath
Print Name: Kabir Nath
Title:    President and Secretary

[Signature Page – Second Amendment to Loan and Security Agreement]

Accepted in San Mateo, California:
AGENT:
HERCULES CAPITAL, INC.

Signature:    /s/ Maclean Greedy
Print Name:    Maclean Greedy
Title:    Associate General Counsel

LENDERS:
HERCULES CAPITAL, INC.

Signature:    /s/ Maclean Greedy
Print Name:    Maclean Greedy
Title:    Associate General Counsel

HERCULES PRIVATE GLOBAL
VENTURE GROWTH FUND I L.P.,
a Delaware limited partnership

By: Hercules Adviser LLC,
its Investment Adviser

Signature: /s/ Maclean Greedy
Print Name:    Maclean Greedy
Title:    Authorized Signatory

[Signature Page – Second Amendment to Loan and Security Agreement]

Annex A

SCHEDULE 1.1
COMMITMENTS

LENDERS	TRANCHE 1 COMMITMENT	TRANCHE 3 COMMITMENT	TOTAL COMMITMENT	UK Treaty Passport Number
HERCULES CAPITAL, INC.	$24,000,000	$20,000,000	$44,000,000	13/H/370777/DTTP
HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P.	$6,000,000	$0	$6,000,000	13/H/391494/DTTP
TOTAL COMMITMENTS	$30,000,000	$20,000,000	$50,000,000